                                                                     Exhibit 4.7


THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE WARRANT EVIDENCED HEREBY IS NON-TRANSFERABLE.


NO. __                               PIXAR                      __________, 1997

                          COMMON STOCK PURCHASE WARRANT


      This certifies that, in connection with that certain Common Stock and Warrant Purchase Agreement, dated February 23, 1997 (the "Purchase Agreement") by and between PIXAR, a California corporation (the "Company"), and Disney Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of The Walt Disney Company ("Disney"), and for other value received, Disney, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to 11:59 pm., Pacific Time, on __________, 2002 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or from time to time in part, up to 750,000 fully paid and nonassessable shares of Common Stock of the Company ("Common Stock") at a purchase price per share (the "Exercise Price") as set forth in Section 1 below. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.


      1.    EXERCISE PRICE

      Subject to adjustments as provided herein, the Exercise Price per share of Common Stock subject to this Warrant shall be equal to $[20.00/25.00 per share].


      2.    EXERCISE OF WARRANT

            (a) The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time from the date hereof and up to and including the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 1001 West Cutting Boulevard, Richmond, California 94804 (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by certified check or bank draft payable to the order of the Company in an amount equal to the purchase price of the shares thereby purchased or in accordance with the cashless exercise provision set forth in Section 2(b)); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Common Stock equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of shares of Common Stock as to which this Warrant is so exercised.

            (b) Notwithstanding any provisions herein to the contrary, if the fair market value (as defined in Section 3 hereof) of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                  X=Y (A-B)
                    --------
                        A

            Where X = the number of shares of Common Stock to be issued to the holder.

                        Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                        A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                        B = Exercise Price (as adjusted to the date of such calculation)

      3.    ISSUANCE OF SHARES

      Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time (in no event exceeding ten (10) business days) after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the fair market value of a share of Common Stock on the date of exercise shall be paid in cash or check to the holder of this Warrant (fair market value shall be the average closing price of a share of Common Stock on the NASDAQ National Market System (or any other stock exchange on which the Common Stock is listed at the time of exercise) as listed in "The Wall Street Journal" over the five consecutive business days immediately prior to surrender of this Warrant pursuant to Section 2 above).


      4.    REPRESENTATIONS AND COVENANTS OF THE COMPANY

            (a) No Liens, etc. The Company hereby represents and warrants that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant) and not subject to preemptive or any similar rights of the stockholders of the Company.

            (b) Reservation of Stock. As soon as practicable after execution of this Warrant, the Company will reserve sufficient authorized but unissued securities to enable it to satisfy its obligations on exercise of this Warrant and will, if necessary, reserve additional securities during the period in which this Warrant may be exercised to satisfy its obligations hereunder. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose.

            (c) Furnish Information. The Company agrees to promptly deliver to the holder of this Warrant copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

            (d) Rule 144 and 144A. In order to permit the holder of the Warrant to sell the Common Stock issuable upon exercise of the Warrant pursuant to Rule 144 or Rule 144A under the 1933 Act (or any successors to such rules), the Company will comply with all rules and regulations of the Commission applicable in connection with use of each of Rule 144 and Rule 144A (or any successors thereto), including the timely filing of all reports with the Commission in order to enable such holder, if it so elects, to utilize Rule 144 or Rule 144A.

      5.    NO RIGHTS AS SHAREHOLDERS

      This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

      6.    TRANSFERABILITY

            (a) Restrictions on Warrant. This Warrant is not transferable, whether by sale, pledge or other disposition, voluntarily or by operation of law or otherwise. Any transfer in violation hereof shall be void and the Warrant shall terminate immediately upon any such purported transfer.

            (b) Restrictions on Common Stock Issuable Upon Exercise. In no event will the holder make a disposition of the Common Stock issuable upon exercise of this Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act provisions relating to sale of an unregistered security has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Common Stock issuable on the exercise of this Warrant shall terminate as to any particular share of Common Stock when (1) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (2) a letter shall have been issued to the holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required, or (3) such security shall have been registered under the 1933 Act and sold by the holder thereof in accordance with such registration.

            (c) Restrictive Legend. The Company may place a legend describing, in whole or in part, the restrictions imposed by sub-sections (a) and (b) to this Section 6 on this Warrant, any replacement Warrant and on any certificate representing the Common Stock issuable upon exercise of this Warrant. Whenever such restrictions shall terminate, Disney or the holder of a share of Common Stock issued upon exercise of this Warrant as to which such restrictions have terminated shall be entitled to receive from the Company one or more new certificates for such shares of Common Stock not bearing the restrictive legend.

      7.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

      On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

      8.    SATURDAYS, SUNDAYS AND HOLIDAYS

      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

      9.    ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE

      The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

            (a) Adjustment for Stock Splits. If at any time after issuance of the Warrant the outstanding shares of Common Stock are subdivided into a greater number of shares (whether by stock dividend, stock split or otherwise) or the Company declares or pays, without consideration, any right to acquire Common Stock for no consideration, then the Exercise Price will be reduced proportionately and the number of securities issued upon exercise of this Warrant will be increased proportionately. Conversely, if the outstanding Common Stock is consolidated into a smaller number of shares (whether by reverse stock split or otherwise), then the Exercise Price will be increased proportionately and the number of securities issued upon exercise of this Warrant will be reduced proportionately.

            (b) Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any merger, consolidation or similar transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of that which would be issuable on such exercise prior to the date of such Reorganization, the stock, other securities and/or property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto (such new consideration to be subject to all further adjustments called for during the term hereof). The provisions of this Section 9(b) shall apply to successive Reorganizations.

            In the case of any such merger, consolidation or other similar transaction, the successor corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of the type and number of securities issuable upon exercise of this Warrant and the Exercise Price which shall be as nearly equivalent as practicable to the adjustments provided for herein.

            (c) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

      10.   REPRESENTATIONS AND COVENANTS OF DISNEY.

      This Warrant has been granted by the Company in reliance upon the following representations and covenants of Disney:

            (a) Investment Purpose. This Warrant and the Common Stock issuable upon exercise of Disney's rights contained herein will be acquired for investment for Disney's own account, and not as a nominee or agent and not with a view to the distribution of any part thereof. Disney further represents that it does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to this Warrant.

            (b) Private Issue. Disney understands (i) that the Warrant and the Common Stock issuable upon exercise of this Warrant are not registered under the Securities Act of 1933, as amended, (the "1933 Act"), or qualified under applicable state securities laws on the ground that the issuance of this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

            (c) Sales of Common Stock. Disney acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the 1933 Act or compliance with another exemption from registration will be required for any disposition of the Common Stock issuable upon exercise of this Warrant.

            (d) Financial Risk. Disney has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            (e) Accredited Investor. Disney is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

      11.   GOVERNING LAW

      This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state.

      12.   COMPLETE AGREEMENT AND MODIFICATIONS

      This Warrant and any documents referred to herein or executed contemporaneously herewith constitute the Company's and Disney's entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the Company and the holder of this Warrant.

      13.   NOTICES

      Except as otherwise provided herein, all notices under this Warrant shall be in writing and shall be delivered by personal service, facsimile, courier service promising overnight delivery or certified mail (if such service is not available, then by first class mail), postage prepaid. Notices shall be addressed as follows:

If to the holder of this Warrant:   Disney Enterprises, Inc.
                                    500 S. Buena Vista Street
                                    Burbank, California  91521
                                    Facsimile: (818) 842-5865
                                    Attention: Robert Moore

With a copy to:                     Disney Enterprises, Inc.
                                    500 S. Buena Vista Street
                                    Burbank, California 91521
                                    Facsimile:  (818) 566-7308
                                    Attention:  Gloria S. Lepow, Esq.

If to the Company:                  PIXAR
                                    1001 West Cutting Boulevard
                                    Richmond, California 94804
                                    Facsimile: (510) 235-7772
                                    Attention: Lawrence B. Levy, Esq.

With a copy to:                     Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Facsimile: (415) 493-6811
                                    Attention: Larry W. Sonsini, Esq.

      14.   WAIVERS STRICTLY CONSTRUED

      With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

      15.   SEVERABILITY

      The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  __________, 1997                  PIXAR



                                          By: _________________________________
                                              Name:
                                              Title:

                               NOTICE OF EXERCISE

To:   PIXAR

      (1) / / The undersigned hereby elects to purchase __________ shares of Common Stock of PIXAR pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

          / / The undersigned hereby elects to purchase __________ shares of Common Stock of PIXAR pursuant to the terms of the attached Warrant, and tenders herewith as a "cashless exercise" the attached Warrant to purchase _________ shares of Common Stock.

      (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                          _____________________________________
                                          (Name)



                                          _____________________________________
                                          (Address)

      (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.





__________________________________              ________________________________
(Date)                                          (Signature)